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                                                                   EXHIBIT 10.12

             SECOND AMENDMENT TO THE YORK INTERNATIONAL CORPORATION

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                (AS AMENDED AND RESTATED EFFECTIVE JULY 1, 2001)

         Pursuant to the powers of amendment reserved to the Compensation Committee under Article X of the York International Corporation Executive Deferred Compensation Plan (the "Plan"), the Plan is hereby amended, effective as of January 1, 2004, as follows:

         1. Section 4.3(a) is hereby amended and restated in its entirety to read as follows:

                  4.3(a) MATCHING CONTRIBUTIONS

                           (a) For each calendar year, the Administrative Committee shall allocate to each Participant's Account an amount equal to fifty percent (50%) of the Participant's Salary Deferrals for such calendar year; provided, however, that such Matching Contributions shall not exceed four percent (4%) of any Participant's base salary for the calendar year. Subject to the foregoing limit, Matching Contributions shall be allocated to Participant's account ratably as such Participant's Salary Deferrals are allocated to his or her Account pursuant to
                                    Section 4.2(c).

         IN WITNESS WHEREOF, the Compensation Committee has caused this Second Amendment to be executed as of the 3rd day of December, 2003.

                                  The Compensation Committee of the Board
                                  of Directors of York International Corporation

                                  By: __________________________________________

Attest:
________________________________________